Exhibit 10.21
RUBICON MASTER FUND
c/o Rubicon Fund Management, LLP
103 Mount Street
London W1K2TJ England
                                        , 2006
Aurora Oil & Gas Corporation
4110 Copper Ridge Drive
Suite 100
Traverse City, Michigan 49684

Re:	Underwriting Agreement
               Reference is hereby made to (i) that certain Underwriting Agreement, dated as of                                         , 2006 (the “Underwriting Agreement”), among Aurora Oil & Gas Corporation, a Utah corporation (the “Company”), Rubicon Master Fund, a company organized under the laws of the Cayman Islands (the “Selling Stockholder”), Johnson Rice & Company L.L.C., KeyBanc Capital Markets, a Division of McDonald Investments and Morgan Keegan & Company, Inc., as representatives for the several Underwriters (as defined in the Underwriting Agreement) (the “Representatives”), (ii) that certain Securities Purchase Agreement, dated as of January 31, 2005, among Aurora Energy, Ltd, a Nevada company (“Old Aurora”) and the Selling Stockholder (the “Aurora Securities Purchase Agreement”) and (iii) that certain Securities Purchase Agreement, dated as of January 31, 2005, among Cadence Resources Corporation, a Utah corporation (“Old Cadence”) and the Selling Stockholder (the “Cadence Securities Purchase Agreement”). After the closing of the transactions contemplated by the Aurora Securities Purchase Agreement and the Cadence Securities Purchase Agreement, Old Aurora and Old Cadence merged, with the Company as their legal successor for all purposes thereunder.
               Pursuant to the Underwriting Agreement, the Selling Stockholder proposes to sell to the Underwriters certain shares of common stock (the “Secondary Shares”), par value $.01 per share (the “Shares”), of the Company, which the Selling Stockholder acquired from Old Aurora pursuant to the Aurora Securities Purchase Agreement and Old Cadence pursuant to the Cadence Securities Purchase Agreement and which are proposed to be sold in a public offering under the Registration Statement (as defined in the Underwriting Agreement) and the related Prospectus (as defined in the Underwriting Agreement). The Company and the Selling Stockholder hereby agree that the indemnification obligations of the Company (as successor to Old Aurora) pursuant to Section 6.4(a) of the Aurora Securities Purchase Agreement and the indemnification obligations of the Company (as successor to Old Cadence) pursuant to Section 6.4(a) of the Cadence Securities Purchase Agreement shall apply to the sale of the Secondary Shares under the Registration Statement (as defined in the Underwriting Agreement) and the Prospectus, and such provisions shall be deemed incorporated herein, in their entirety, mutatis mutandis.

               Notwithstanding the foregoing, to the extent that the Company does not have sufficient cash assets to promptly pay both (X) any indemnification obligations (the “Underwriter Indemnified Liabilities”) of the Company to the Underwriters (including, without limitation, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act (as defined in the Underwriting Agreement) and the Exchange Act (as defined in the Underwriting Agreement), in each case, entitled to indemnification pursuant to the Underwriting Agreement, the “Underwriter Indemnified Parties”) pursuant to the Underwriting Agreement and (Y) the foregoing indemnification obligations (the “Selling Stockholder Indemnified Liabilities”) to the Selling Stockholder (including, the officers, directors, partners, members, agents, brokers (other than the Underwriters), investment advisors and employees of each of them, each Person (as defined in the Aurora Securities Purchase Agreement) who controls the Selling Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, in each case entitled to indemnification in accordance with the Aurora Securities Purchase Agreement and the Cadence Securities Purchase Agreement (the “Selling Stockholder Indemnified Parties”, and together with the Underwriter Indemnified Parties, the “Indemnified Parties”), then the Selling Stockholder and the Company hereby agree that any payment of such indemnification obligations shall be made to the Indemnified Parties as follows: (a) with respect to the Selling Stockholder Indemnified Parties, in the aggregate, in such amounts equal to the lesser of (I) the aggregate outstanding Selling Stockholder Indemnified Liabilities at such time and (II) the product of (i) the aggregate amount available to be paid by the Company to all Indemnified Parties at such time and (ii) the quotient of (x) the number of Secondary Shares and (y) the number of Offered Shares (as defined in the Underwriting Agreement) and (b) with respect to the Underwriter Indemnified Parties, in the aggregate, in such amounts equal to the lesser of (I) the aggregate outstanding Underwriter Indemnified Liabilities at such time and (II) the product of (i) the aggregate amount available to be paid by the Company to all Indemnified Parties at such time and (ii) the quotient of (x) the difference of (I) the number of Offered Shares and (II) the number of Secondary Shares and (y) the number of Offered Shares; provided, however, that after either all outstanding Selling Stockholder Indemnified Liabilities or Underwriter Indemnified Liabilities have been paid in full, all additional payments by the Company with respect to Selling Stockholder Indemnified Liabilities or Underwriter Indemnified Liabilities, as applicable, that remain outstanding thereafter shall be paid to such other Indemnified Parties without regard to this paragraph until the earlier to occur of (A) the date such other Indemnified Parties have been paid in full or (B) such date as such Indemnified Parties that were previously paid in full are entitled to additional indemnification from the Company in accordance with this Agreement, the Underwriting Agreement, the Cadence Securities Purchase Agreement and/or the Aurora Securities Purchase Agreement, as applicable. Except as expressly provided herein, neither the execution, delivery and effectiveness of this letter agreement, nor the interpretation or effectiveness of any term or condition contained herein, including, without limitation, the preceding sentence, shall operate as an amendment or waiver or reduction of any right, power or remedy of the Underwriter Indemnified Parties or the Stockholder Indemnified Parties against or with respect to the Company under the Underwriting Agreement, the Cadence Securities Purchase Agreement, the Aurora Securities Purchase Agreement or any document or certificate related thereto, nor shall constitute a waiver, amendment or reduction of any provision of any such documents or certificates or any indemnification obligations of the Company to any Indemnified Party.

               Each of the parties represents and warrants that it is duly authorized to enter into this agreement. This letter agreement shall be binding on your successors and permitted assigns. This letter agreement is personal to the parties and may not be assigned or transferred by either party without the prior written consent of the other party.
               This letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof.
               Each of the parties hereto hereby irrevocably and unconditionally submits, for itself, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the State of New York and the county of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this letter agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees to institute any and all claims in respect of this letter agreement or any related agreement to a New York State court or, to the extent permitted by law, in such Federal court.
               Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this letter agreement or any related agreement in any New York State or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
               If any provision of this letter agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this letter agreement.

               To the extent that the Company makes a payment or payments to the Selling Stockholder hereunder or the Selling Stockholder enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
               The parties acknowledge and agree that each of the Representatives is an express and intended third party beneficiary of this Agreement, with the right to enforce the terms hereof.
               This letter agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.
               In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
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Very truly yours,

RUBICON MASTER FUND
By:
	Name:	David DeRosa
	Title:	Director

Agreed to and Accepted by:
AURORA OIL & GAS CORPORATION

By:

Name: William W. Deneau
Title: President